PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN
                           A Professional Corporation
                                ATTORNEYS AT LAW
                        333 South Hope Street, 27th Floor
                       Los Angeles, California 90071-1488







                                               April 9, 1997



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

                  Re:      First Investors Multi-State Insured Tax Free Fund

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                               Very truly yours,

                                               PARKER, MILLIKEN, CLARK,
                                               O'HARA & SAMUELIAN

                                               By:  /s/William W. Reid
                                                        William W. Reid